As filed with the Securities and Exchange Commission on November 8, 2024

                                                                                                      Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALL THINGS MOBILE ANALYTIC, INC.
(Exact name of registrant as specified in its charter)

Nevada		85-4301443
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

All Things Mobile Analytic, Inc.

Wells Fargo Plaza

333 South East 2nd Avenue, Suite 2000

Miami, FL 33131

  (888) 350-4660

(Name, Address, including zip code, and telephone and facsimile number,

including area code, of registrants’ principal executive offices)

Copy to:

Sharon Mitchell

SD Mitchell & Associates, PLC

829 Harcourt Rd.

Grosse Pointe Park, MI 48230

(248) 515-6035

(Name, Address, including zip code, and telephone number,

including area code, of agent of service)

Approximate date of commencement sales to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted

Subject to Completion, Dated November__, 2024

PROSPECTUS

All Things Mobile Analytic, Inc.

30,000,000 Shares of Common Stock

Resale of 12,400,000 shares of Common Stock by Selling Shareholders

This is the initial offering of Common Stock of All Things Mobile Analytic, Inc. We are offering for sale a total of 30,000,000 shares of Common Stock at a price of $0.05 per share.  There is no minimum number of shares that must be sold by us for the Offering to be completed, and we will retain the proceeds from the sale of any of the offered shares, which are sold. None of our Officers and Directors will receive commission or any other remuneration for such sales. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We are registering 12,400,000 shares of Common Stock held by shareholders.  We will not receive any proceeds from the sale of the shares being sold by the selling shareholders.

We are offering a total of 30,000,000 Common Shares for sale at a price of $0.05 per share for the duration of the Offering (the “Offering”) for a period of twelve months from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $1,500,000.  All funds raised hereunder will become immediately available to us and will be used in accordance with our intended “Use of Proceeds” as set forth herein.  Because the offering has no set minimum, we may fail to raise enough capital to fund our intended operations.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)(1)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)(1)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)(1)
Common Stock	$0.05	Not Applicable	$1,500,000	$1,125,000	$750,000
Total	$0.05	Not Applicable	$1,500,000	$1,125,000	$750,000

(1)	Offering expenses expected to be $60,000 will be borne by the Company and not deducted from Gross proceeds.

Our Company is a controlled company as one of our officers, who is a member of our board of directors owns 2,500,000 of our Series A preferred stock and has majority voting rights.

Our independent registered public accountant has issued an audit opinion for the period ended December 31, 2023, and the period ended December 31, 2022, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

Our shares are currently listed on the OTC Pink Market.

You should rely only on the information contained in this prospectus.  We have not authorized any persons to provide you with information different from that contained in this prospectus.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  We are a smaller reporting company, as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we may take advantage of reduced reporting burdens.  Investing in our common stock involves risk.  Please see “Risk Factors” beginning on page 10.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHEIR THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Use of Proceeds

We intend to use the proceeds from the sale of shares for general corporate and working capital purposes and other purposes that the Board of Directors deems to be in the best interest of the Company.

We intend to raise additional capital through equity and debt financings as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Our Company is a controlled company as our Chief Financial officer and a member of our board of directors owns 100% of our Series A preferred stock and has majority voting rights.

MR. MASSIMO TRAVAGLI OWNS THE ONLY ISSUED AND OUTSTANDING SHARES OF SERIES A PREFERRED STOCK WHICH ALLOWS FOR 500 VOTES FOR EACH OF THE ISSUED AND OUTSTANDING SERIES A PREFERRED STOCK WITH RESPECT TO ANY AND ALL MATTERS PRESENTED TO STOCKHOLDERS FOR ACTION OR CONSIDERATION. AS SUCH, MR. TRAVAGLI COULD SELL ALL, OR A PORTION, OF HIS COMMON STOCK AND STILL MAKE ALL MATERIAL DECISIONS REGARDING CORPORATE GOVERNANCE OF THE COMPANY.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 1, 2026, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, the prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. The summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.

All Things Mobile Analytic, Inc, Mission

ATMH embarked on its journey solely focusing on future possibilities: AI, Blockchain, Cloud, and Data (“ABCD”); the underlying technologies of the 4th Industrial Revolution, which is creating noticeable changes in people's daily routines. The recent societal trends of contact-less economy and the new normal have brought innovation to the financial industry, more so than any other sector.

All Things Mobile Analytic, Inc. Overview

On June 10, 2022, the Company issued 5,500,000 shares of common stock to acquire SpeedTelecom 1, LLC; the control person of SpeedTelecom is the son of the Company’s Chief Financial Officer.

SpeedTelecom1, LLC, operates in the telecommunications, software development, web development, digital advertising and book printing sectors, offering a number of telecom services; VoIP Systems, SMS Services, and AdCharge services, an innovative, call-based advertising media platform for Android devices.

During June 2022, the Company issued 1,000,000, and 1,500,000 to close on the acquisition of assets of VOX, and Nextchamptions Ltd., respectively.

Nextchampions is the parent company of VOX, and is passionate about transforming the relationship between customers and their final public smart solutions through technology, in an agile and easy to understand manner. Through Nextchampions, and VOX, the Company has the following suite of technology to offer its customers:

PayToGo – Payment platform and Wallet Application currently being used in Brazil and moving to more Latin America countries. Despite continuing to follow a very antiquated process, the mobile prepaid market in Latin America accounts for over 500 million phones and 10 billion top-ups annually. This is due, in part, to the staggering amount of unbanked people across the collective countries.

BiTopUp – A crypto web platform that offers eGift Cards, prepaid mobile refills and other products on a global scale, to final customer and business. Its API allow access to more than 1700 products in 160 countries. Our Innovative line of custom consumer applications center around our e-money digital bank account and linked to PayToGo Mastercard. We strive to provide the ultimate consumer engagement platform by linking banking, health, entertainment, gaming, communication, telecom and marketplace. All our apps are developed in house by our IT tech team in Brazil, Europe and USA.

Vision

ATMH is prioritizing services geared toward individuals such as Open Banking, Open Data, Open Payment and Open Trading ATMH a FinTech (Financial Technology) Company that over the past years is developing a Professional Digital Asset Exchange, Reliable Mobile Payment Systems, Affordable Mobile Voice and Data Applications, New-Era Merchant Services, E-Banking, Monetization Technologies, Hotspot Gateway Solutions, IOT Application for Smart City.

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Revenue Model

Under the terms of the agreements, the ownership of PayToGo was transferred to VOX, and the Company is currently receiving a royalty on all gross revenue generated in the local Brazilian market. Additionally, the Company has exclusive rights to the app and all revenues derived therefrom in all markets outside Brazil. On June 10, 2022, the above-referenced agreements were concluded.

SpeedTelecom1, LLC, operates in the telecommunications, software development, web development, digital advertising and book printing sectors, offering a number of telecom services; VoIP Systems, SMS Services, and AdCharge services, an innovative, call-based advertising media platform for Android devices.

Future Plans

We believe that this Offering will provide us with added flexibility to raise capital in today's financial climate. We believe that investors in today's markets demand more transparency. By our registering this Offering and becoming a reporting company, we will provide that transparency to our investors. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective (when in fact, it does become effective) we will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, unless we subsequently register our shares of Common Stock pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1943, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year.  Further, our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose, in our Form 10K, risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

We currently have limited revenues. Accordingly, our independent registered public accountants have issued an opinion expressing substantial doubt regarding our ability to continue as a going concern (please refer to the audit report to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt and equity financings to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow us to continue to grow our business operations, and to cover such costs, including professional fees, associated with being a reporting company with the Securities and Exchange Commission ("SEC"). We estimate such costs to be approximately $80,000 for the 12 months following this Offering. We have included such costs to become a publicly reporting company in our targeted expenses for working capital expenses and intend to seek out reasonable loans. Depending upon our growth, the funds raised in the Registration Statement may not be enough to fund operations for the twenty-four months following Effect of this Registration Statement and we may have to seek additional funding.

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Our current cash and working capital is not sufficient to cover our current estimated expenses for our planned growth over the next 12 months, including; growing our engineering and marketing team, as well as our sales team; adding key technical software developers, and launching meaningful marketing awareness. We do not expect that the funds we have received thus far, will allow us to continue our plans for the next twelve months.  Our estimated expenses also include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months, in order to initiate our marketing and anticipated growth. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from the offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan for marketing and operations for up to twelve months after the completion of the Offering. Assuming we generate only nominal revenues, we will require additional financing to fund our operations during the twelve-month period following the completion of the Offering if all or substantially all of the shares offered hereby are not sold. While our ability to generate revenue is not correlated directly to the number of shares sold by us under the Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel we employ. These factors are directly related to the amount of proceeds we receive from the Offering, which corresponds to the number of shares we are successful in selling under the Offering (see “Use of Proceeds”). We believe we can begin generating accelerating revenues within the first six months following the successful completion of the Offering. It is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well-targeted execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

We are neither a “Shell Company” as defined in Rule 405 under the Securities Act of 1933 as amended, or a “Blank Check Company” as defined in Rule 419 (a2) under the Securities Act of 1933, as amended. We have a detailed business plan and business related assets and have no present plans or intentions to engage in a merger or acquisition with an identified company or companies, or other entity or person.

Corporate Information

Our mailing address is 701 SE 6th Avenue, Suite 203, Delray Beach, Florida 33483.  Our principal executive offices are located at Wells Fargo Plaza, 333 South East 2nd Avenue, Suite 2000, Miami, Florida 33131. Our website address is http://www.allthingsmobileanalytic.com.  Our telephone number is (888) 350-4660. The information on, or that can be accessed through, our website is not part of this prospectus.

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SUMMARY OF THE OFFERING

The Issuer	All Things Mobile Analytic, Inc.

Number of Shares Currently Outstanding	Common Shares

Securities being offered	A total of 30,000,000 shares of common stock, par value $0.001, are being offered for sale by the Company.

Securities being offered by selling stockholders	A total of 12,400,000 shares of common stock, par value $0.001 are being offered for re-sale by shareholders.

Offering Price	$0.05 per share

Public Market

We are currently listed on the OTC Pink market under the symbol ATMH.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop.

Duration of Offering	The shares are offered for a period of twelve months following effectiveness of this Registration Statement, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 2,500,000 shares of Preferred Stock issued and outstanding as of the date of this prospectus, and 47,844,412 shares of Common Stock issued and outstanding as of the date of this prospectus, 0 Stock Options granted as of the date of this prospectus, and 0 Warrants issued as of the date of this prospectus.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $60,000.

Net Proceeds to the Company

We are offering 30,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per share for the duration of the Offering (the “Offering”) for maximum net proceeds to the Company of $1,500,000 if all the shares are sold.

The Company will not receive any proceeds from the sale of the shares by selling stockholders.

Use of Proceeds

We intend to use the proceeds of the sale of the shares to continue and expand our business operations.  Please see Use of Proceeds on page 20

We will not, however, receive any proceeds from the sale of shares being offered by the selling stockholders.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, related insufficient cash flows and resulting illiquidity, our inability to expand our business, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears in the section captioned “Risk Factors” and elsewhere in this prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

Our existing stockholders will experience significant dilution from the sale of our common stock pursuant to this Registration Statement.

The sale of our common stock in accordance with the Registration Statement will have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

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We are registering an aggregate of 30,000,000 shares of common stock. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 30,000,000 shares of common stock under the registration statement of which this prospectus forms. The sale of these shares into the public market could depress the market price of our common stock. As of October 31, 2024, there were 47,844,412 shares of our common stock issued and outstanding.

Unless we maintain an active trading market for our securities, investors may not be able to sell their shares.

We are a reporting company, and our common shares are quoted on the OTC Pink under the symbol “ATMH”. However, our trading market may not be maintained. Failure to maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Because we are a small company and have limited capital, our marketing campaign may not be good enough to attract sufficient clients for us to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our common stock;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Pink (OTCQB  tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

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The trading in our shares will be regulated by securities and exchange commission rule 15g-9 which established the definition of a "penny stock." the effective result being fewer purchasers qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

1.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
2.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
3.	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
4.	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
5.

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

RISKS RELATED TO OUR BUSINESS

We are a start-up company with a limited operating history and may never be able to carry out our intended operations or achieve any significant revenues or profitability.  We are subject to the risks encountered by early stage companies.

Because we have a limited operating history, you should consider and evaluate our operating prospectus in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop and market our proposed products in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed, and investors may lose their entire investment.

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We are a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior December 31, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior December 31. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. As at June 30, 2024, we had $14,531 cash on hand. We have generated limited revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate significant revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Massimo Travagli, our chief financial officer and director currently owns 100% of our outstanding Series A Preferred Stock, investors may find that corporate decisions influenced by Massimo Travagli are inconsistent with the best interests of other stockholders.

Massimo Travagli, Chief Financial Officer and Director, currently owns 100% of the outstanding shares of our Series A Preferred Stock, which authorizes 500 votes for each issued and outstanding share Series A Preferred Shares issued. Accordingly, Massimo Travagli has, and will have, a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all, or substantially all, of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Travagli may still differ from the interests of the other stockholders.

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Because the Series A Preferred Stock issued to Massimo Travagli, provides for certain rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by Massimo Travagli are inconsistent with the best interests of other stockholders.

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•	The Company has 5,000,000 Series A Preferred shares authorized at $0.001 par value per share.
•	DIVIDENDS. Upon approval by the Board of Directors the Corporation may elect to pay an annual dividend. The annual percentage of such dividend will be established by the Board of Directors upon the performance of the Corporation. If elected to pay such dividends, the Board of Directors may elect to make such dividends payable in the form of shares of common stock rather than a cash dividend.
•	LIQUIDATION RIGHTS. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock, ranking junior to the Series A Preferred Stock. the holders of the Series A Preferred Stock shall be entitled to receive in cash, out of the assets of the Corporation, whether from capital, or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of $0.001 per share.
•	CONVERSION. The holder of the Series A Preferred Stock shall at their option convert the shares of Series A Preferred Stock into shares of common stock on a one for one basis. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of common shares after the reverse split as would have been equal to the Conversion Rate established prior to the reverse split.
•	REDEMPTION. The Corporation may, by providing a five-day notice to the shareholder of the Series A Preferred Shares redeem such Series A Preferred Shares at a redemption price of S0.001 (the "Notice of Redemption"). In the event of receipt of the Notice of Redemption by the holder of the Series A Preferred Shares, the holder shall have five business days from date of receipt to convert into shares of common stock.
•	VOTING RIGHTS. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast 500 votes for each Series A Preferred Stock held of record.

These rights, preferences, powers, privileges, restrictions, qualifications and limitations, investors may find that corporate decisions influenced by Massimo Travagli are inconsistent with the best interests of other stockholders.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 2,000,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock or preferred stock that may be convertible into common stock, may have the effect of diluting your investment. Further, any issuance of preferred stock with voting rights, including weighted voting rights, may have the effect of limiting the voting power of holders of our common stock.

There is substantial doubt about our ability to continue as a going concern.

We have no certainty of achieving or growing revenues in the future, and have a working capital deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what the revenues will be in future periods. As such, our independent registered public accounting firm have expressed substantial doubt about our ability to continue as a going concern. Their opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in us is suitable.

We have identified a material weakness in our internal control over financial reporting.  This material weakness could continue to adversely affect our results of operations and financial condition.  In the future, we may identify additional material weaknesses or otherwise fail to maintain an effective system of internal control over financial reporting or adequate disclosure controls and procedures, which may result in material errors in our financial statements or cause us to fail to meet our period reporting obligations.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, evaluating the effectiveness of our internal controls and disclosing any changes or material weaknesses identified through such evaluation.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

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Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, management has identified a material weakness due to lack of segregation of duties. The lack of segregation of duties existed as a result of the Company having no full-time employees. Management plans to add additional resources, technology and headcount as warranted by the growth of the Company. Management is in the process of putting proper policies and procedures in place to ensure proper documentation is established and maintained for transactions that the Company enters into. While we believe these efforts will improve our internal controls and address the underlying causes of the material weakness, such material weakness will not be remediated until our remediation plan has been fully implemented and we have concluded that our controls are operating effectively for a sufficient period of time. We cannot be certain that the steps we are taking will be sufficient to remediate the control deficiencies that led to our material weakness in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we are working to remediate the material weakness as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. Even if management does establish effective remedial measures, we cannot guarantee that those internal controls and disclosure controls that we put in place will prevent all possible errors, mistakes, or all fraud.

You may have limited access to information regarding our business.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in their prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

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We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling at least 25% of the shares and receiving $375,000 in the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

We will be holding all proceeds from the offering in a standard bank checking account. There is no guarantee that all of the funds used as outlined in the use of proceeds table will be effective for development of our business described in this prospectus.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Investors cannot withdraw funds once their subscription agreements are accepted by the company. Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to All Things Mobile Analytic, Inc. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

We are registering 12,400,000 shares for resale for a number of shareholders which may cause the market for our shares to decrease.

We are registering 12,400,000 shares of our common stock for resale by current shareholders, which may cause the market for our shares to decrease and the price of our shares to decrease.

An information security incident, including a cybersecurity breach, could have a negative impact to the Company’s business or reputation.

The extensive information security and cybersecurity threats, which affect companies globally, pose a risk to the security and availability of these IT systems and networks, and the confidentiality, integrity, and availability of the Company’s sensitive data. The Company continually assesses these threats and makes investments to increase internal protection, detection, and response capabilities, as well as ensure the Company’s third party providers have required capabilities and controls, to address this risk. To date, the Company has not experienced any material impact to the business or operations resulting from information or cybersecurity attacks; however, because of the frequently changing attack techniques, along with the increased volume and sophistication of the attacks, there is the potential for the Company to be adversely impacted. This impact could result in reputational, competitive, operational or other business harm as well as financial costs and regulatory action. The Company maintains cybersecurity insurance in the event of an information security or cyber incident, however, the coverage may not be sufficient to cover all financial losses.

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If our electronic data is compromised our business could be significantly harmed.

If our electronic data is compromised, our business could be significantly harmed.  We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, and you could lose your entire investment.

Defects or disruptions in our services could diminish demand for our services and subject us to substantial liability.

Because our services are complex and incorporate a variety of hardware, proprietary software and third-party software, our services may have errors or defects that could result in unanticipated downtime for our subscribers and harm to our reputation and our business.

A failure to keep pace with developments in technology could impair our operations or competitive position.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer.

Our Officers and Directors have limited experience running public companies past the start-up phase.

Although our officers have over 25 years of experience in running businesses, they lack experience in running a public company; if you invest in our Company, we may not be able to stay compliant under the rules and regulations of the Securities and Exchange Commission, and you could lose your entire investment.

Key management personnel may leave us, which could adversely affect the ability of us to continue operations.

We are entirely dependent on the efforts of our officers and members of the board of directors Mr. Massimo Meneghello and Mr. Massimo Travagli, because of the time and effort that they devote to our Company. We risk the loss of either Mr. Travagli or Mr. Meneghello, who provide day-to-day operational leadership as well as visionary leadership. Mr. Travagli is in charge of overseeing all development strategies, supervising any/all future personnel, including the sales team, and any consultants or contractors that the Company engages to assist in developing its marketing plan. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. In the future, we will seek “key person” life insurance on its key executives; however, we cannot be sure we will be able to obtain such insurance or that we will be able to afford the insurance.  Even if we can obtain key person life insurance on acceptable terms, the proceeds of the insurance may not be sufficient to truly replace the loss of the “key person”. Our success will depend on the performance of Mr. Meneghello and Mr. Travagli, and the ability to retain, as well as attract and motivate other personnel to drive growth.

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Our Executive Officers and Directors have additional business activities and as such are not devoting all of their time to us, which may result in periodic interruptions, or business failure.

Although we do not feel there is a conflict of interest, our Chief Executive Officer, Massimo Meneghello, must balance his time between running the public company, and continuing his job in real estate.  While there are no set minimum hours that he is obligated to work on each of the businesses mentioned above, he spends at least 15 hours on All Things Mobile Analytic, Inc. Our operations may be such that decisions need to occur at times when Mr. Meneghello is unavailable, and Mr. Travagli, our Chief Financial Officer, would be the sole decision maker, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

We may not be able to hire sufficient support personnel.

We will need to hire personnel for support of our business. If it is difficult to hire enough appropriate personnel, the Company may need to hire contract workers. The Company will also need to hire sales personnel to get our product out to consumers.  If we are unable to hire the appropriate support personnel, our business plan will be damaged, and our business could fail.

We will need to raise capital for product development.

We will need future funding to implement our business plan. If the Company is unsuccessful in raising sufficient funding, our business plan may not progress as planned, and our business could fail.

We have a rapidly evolving business model and our proposed product and services could fail to attract or retain clients or generate revenue.

We have a rapidly evolving business model and are regularly exploring the development of our offerings to our proposed target venue.  If the product and services we introduce fail to engage consumers, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our client base and revenue will depend heavily on our ability to innovate and to create successful technology and marketing tools so that the client is convinced of our necessity.

Our business is competitive. Competition presents an ongoing threat to the success of our business.

Our success depends on successfully servicing our venues; we will compete with companies who have access to greater amounts of capital, and who have established relationships with a larger base of clients.  Because of their size and bargaining power, our competitors may be able to offer their services at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience average growth in demand for our product and services once we are able to launch our proposed platform. We expect our number of venues to increase once we launch our marketing plan, and we expect our growth to continue for the foreseeable future. The growth and expansion of our product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with our marketing team, technical support team, and our design engineers. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our team.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our client lists and any intellectual property we may acquire, i.e., patents, trademarks, service marks, copyrights, and similar intellectual property that would be critical to our success, and we will rely on trademark, copyright and confidentiality and/or license agreements to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our products are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our patents and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

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As internet commerce develops, federal, state, and foreign governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign governments becomes more likely. Our business could be negatively impacted by the application of existing laws and regulations or the enactment of new laws applicable to email communications. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be unable to pass along those costs to our customers in the form of increased subscription fees. In addition, federal, state and foreign governmental or regulatory agencies may decide to impose taxes on services provided over the Internet or via email. Such taxes could discourage the use of the Internet and email as a means of commercial marketing and communications, which would adversely affect the viability of our services.

RISKS RELATING TO OUR COMMON STOCK

Our stock price may be volatile.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

•	Our competitors;
•	Additions or departures of key personnel;
•	Our ability to execute our business plan:
•	Operating results that fall below expectations; and
•	Period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our Officers and Director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that investor prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional investors, broker/dealers must make reasonable efforts to obtain information about the investor’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some investors. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB and/or OTC Markets, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

Our Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

Our Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

The elimination of monetary liability against our existing and future directors, officers and employees under Nevada law and the existence of indemnification rights our existing and future directors, officers and employees may result in substantial expenditures us and may discourage lawsuits against our directors, officers and employees.

Our Certificate of Incorporation contains specific provisions that eliminate the liability of directors for monetary damages to us and our stockholders. Further, we are prepared to give such indemnification to our existing and future directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under any employment agreements we may have with our officers and directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against us existing and future directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

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About All Things Mobile Analytic, Inc.

ATMH embarked on its journey solely focusing on future possibilities: AI, Blockchain, Cloud, and Data (“ABCD”); the underlying technologies of the 4th Industrial Revolution, which is creating noticeable changes in people's daily routines. The recent societal trends of "Contact-less Economy" and "New Normal" have brought innovation to the financial industry, more so than any other sector. ATMH is a FinTech (Financial Technology) Company that over the past years is developing a Professional Digital Asset Exchange, Reliable Mobile Payment Systems, Affordable Mobile Voice and Data Applications, New-Era Merchant Services, E-Banking, Monetization Technologies, Hotspot Gateway Solutions, IOT Application for Smart City. ATMH has overcome multiple unforeseen obstacles and even during turbulent times in the market continues to innovate while focusing on its motto, Customer First. ATMH has developed a deep understanding of the business and distinct competencies related to the development, and operation of platforms and utilization of blockchain technologies with talented individuals in the sector, specializing in blockchain, finance, and IT security. ATMH will continue to labor for the wellbeing of our customers, employees, shareholders, and society.

USE OF PROCEEDS

We will receive all of the proceeds from the sale of the shares of our common stock. All proceeds from the sale of such shares will be for the account of the Company. We will pay for expenses of this offering. We will receive proceeds from the purchase of Shares, pursuant to this Registration Statement.

There can be no assurance that we will raise any funds through this Offering and if a limited amount of funds are raised, we will use such funds according to the Company’s best judgment in accordance with the “Use of Proceeds” chart. Discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by us, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

ALL THINGS MOBILE ANALYTIC, INC.  USE OF PROCEEDS (1)

	100%	75%	50%	25%	10%
Client Development	$400,000	$250,000	$100,000	$50,000	$0.00
Marketing and Advertising	$300,000	$275,000	$150,000	$50,000	$0.00
Product Development	$600,000	$400,000	$300,000	$115,000	$60,000
Travel	$45,000	$45,000	$45,000	$20,000	$15,000
Legal	$60,000	$60,000	$60,000	$60,000	$30,000
General Accounting	$60,000	$60,000	$60,000	$60,000	$30,000
Miscellaneous	$35,000	$35,000	$35,000	$20,000	$15,000
TOTAL	$1,500,000	$1,125,000	$750,000	$375,000	$150,000

(1)	Offering expenses expected to be approximately $80,000 will be borne by the Company and not deducted from Gross proceeds.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

DETERMINATION OF OFFERING PRICE

The offering price of $0.05 of the 30,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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PLAN OF DISTRIBUTION

We have 47,844,412 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 30,000,000 shares of its common stock for sale at the price of $0.05 per share. In connection with our selling efforts in the offering, our directors, Massimo Meneghello and Massimo Travagli will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Meneghello, nor Mr. Travagli are subject to any statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Meneghello, nor Mr. Travagli will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Meneghello, nor Mr. Travagli have, nor have they been within the past 12 months, a broker or dealer, or an associated person of a broker or dealer. At the end of the offering, our directors will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. Our directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 30,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. The Company will not set up an escrow account, and any money received pursuant to the sale of these shares will be available for use by the Company, at its sole discretion.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

We will not receive any proceeds from the sale of shares by selling shareholders.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when their Registration Statement is effective.

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed. In connection with the offer and sale of the shares being offered, our officers and directors will comply with Regulation M.

Selling Shareholders

The selling shareholders named in this prospectus are offering all 12,400,000 shares of common stock registered in this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act of 1933.  All shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

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The following table provides as of the date of this prospectus, information regarding the ownership of our common stock held by each of the selling shareholders, including:

•	the number of shares owned by each prior to this offering;

•	the total number of shares that are to be offered for each;

•	the total number of shares that will be owned by each upon completion of the offering; and

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number of Shares to Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion of this Offering	Percentage of Shares Owned Upon Completion Of This Offering
Anna Baketova *	250,000	250,000	NIL	NIL
Alexandra Cipolla *	250,000	250,000	NIL	NIL
Anna Pelliccioni	500,000	500,000	NIL	NIL
Arber Hoxha	200,000	200,000	NIL	NIL
Armand Hoxha	2,000,000	2,000,000	NIL	NIL
Bledar Kolici *	200,000	200,000	NIL	NIL
Daniela Kutjim Mishketa	200,000	200,000	NIL	NIL
Eleonora Palazzin Cacco *	200,000	200,000	NIL	NIL
Enton Kolici *	600,000	600,000	NIL	NIL
Flavio Pelleccioni *	500,000	500,000	NIL	NIL
Franco Cacco *	400,000	400,000	NIL	NIL
Giulia Peliccioni *	500,000	500,000	NIL	NIL
Ilda Cela	600,000	600,000	NIL	NIL
Jordan Shultz	500,000	500,000	NIL	NIL
Julian Palazzi Cacco *	200,000	200,000	NIL	NIL
Lorenzo Cerantola	2,000,000	2,000,000	NIL	NIL
Mauro Cadorin	200,000	200,000	NIL	NIL
Michele Coppa	300,000	300,000	NIL	NIL
Nejjetin Cinar	1,000,000	1,000,000	NIL	NIL
Quercia Rocco	100,000	100,000	NIL	NIL
Silvia Corra	1,000,000	1,000,000	NIL	NIL
Vanna Palazzin *	200,000	200,000	NIL	NIL
Vidi Technology (Flavio Pelliccioni)	500,000	500,000	NIL	NIL

*Relationships between shareholders and the issuers sole officer and director:

Anna Baketova is the mother of Alexandra Cipolla

Arber and Armand Hoxha are not related

Flavio Pelliccioni is the father of Anna Pelliccioni and Giulia Peliccioni

Bledar and Enton Kolici are brothers

Franco Cacco and Vanna Palazzin are the father and mother of Eleonora Palazzin Cacco and Julian Palazzin Cacco

The shareholders listed above are friends and associates of Massimo Travagli.  None of the shareholders are related to directors and/or officers of the Company, or of the shareholders except as described above.

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

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Other than disclosed above, none of the selling shareholders:

1.	Has had a material relationship with us other than as a shareholder at any time within the past three years;
2.	Has ever been one of our officers or directors;
3.	Is a broker-dealer; or broker-dealer’s affiliate.

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of All Things Mobile Analytic, Inc. in making decisions with respect to the timing, manner and size of each sale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

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DILUTION

We intend to sell 30,000,000 shares of common stock at a purchase price of $0.05 per share. for a period of twelve months from the effective date of this prospectus, unless extended by our Board of Directors for up to an additional ninety (90) days.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Penny Stock Regulation

Our Common Shares are considered Penny Stocks. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of twelve months. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

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DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock includes 2,000,000,000 shares of Common Stock, $0.001 par value per Share. Immediately prior to this offering there are 47,844,412 shares of our Common Stock outstanding.

There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provision in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the President or by resolution of the Board of Directors, or by the President upon the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 2,500,000 shares are issued and outstanding. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Preferred Stock filed by us with the Nevada Secretary of State, including the following:

DIVIDENDS. Upon approval by the Board of Directors the Corporation may elect to pay an annual dividend. The annual percentage of such dividend will be established by the Board of Directors upon the performance of the Corporation. If elected to pay such dividends, the Board of Directors may elect to make such dividends payable in the form of shares of common stock rather than a cash dividend.

LIQUIDATION RJGHTS. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock, ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive in cash, out of the assets of the Corporation, whether from capital, or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of $0.001 per share.

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CONVERSION.  The holder of the Series A Preferred Stock shall at their option convert the shares of Series A Preferred Stock into shares of common stock on a one for one basis. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of common shares after the reverse split as would have been equal to the Conversion Rate established prior to the reverse split.

REDEMPTION. The Corporation may, by providing a five-day notice to the shareholder of the Series A Preferred Shares redeem such Series A Preferred Shares at a redemption price of S0.001 (the "Notice of Redemption"). In the event of receipt of the Notice of Redemption by the holder of the Series A Preferred Shares, the holder shall have five business days from date of receipt to convert into shares of common stock.

VOTING RIGHTS. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast 500 votes for each Series A Preferred Stock held of record.

Dividends

At this time, we do not intend to pay out any cash dividends, now, or in the foreseeable future.

Warrants

There are no outstanding warrants of our securities to exercise.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Co, located at 6725 Via Austi Pkwy, #300, Las Vegas, Nevada 89119, and its phone number is (800) 785-7782. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

DESCRIPTION OF BUSINESS

Company Overview

ATMH embarked on its journey solely focusing on future possibilities: AI, Blockchain, Cloud, and Data (“ABCD”); the underlying technologies of the 4th Industrial Revolution, which is creating noticeable changes in people's daily routines. The recent societal trends of "Contact-less Economy" and "New Normal" have brought innovation to the financial industry, more so than any other sector. ATMH is a FinTech (Financial Technology) Company that over the past years is developing a Professional Digital Asset Exchange, Reliable Mobile Payment Systems, Affordable Mobile Voice and Data Applications, New-Era Merchant Services, E-Banking, Monetization Technologies, Hotspot Gateway Solutions, IOT Application for Smart City. ATMH has overcome multiple unforeseen obstacles and even during turbulent times in the market continues to innovate while focusing on its motto, Customer First. ATMH has developed a deep understanding of the business and distinct competencies related to the development, and operation of platforms and utilization of blockchain technologies with talented individuals in the sector, specializing in blockchain, finance, and IT security. ATMH will continue to labor for the wellbeing of our customers, employees, shareholders, and society.

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About PayToGo

PayToGo has been an operating system for over 3 years and has a loyal, though currently small, core of customers. The technology is clean, elegant and maintainable. The system has a complex array of features, some critical, most not. PayToGo has had limited success because it was engineered and marketed like the pocketknife of the early TV ads: Rather than the sleek cutting tool the consumer wanted, the early knife had a corkscrew, screwdrivers, awl, key chain, etc. It weighed twice as much as it had to, and came with instructions, instructions for a pocketknife! Consumers knew they were in trouble before they even used the product.  Today the PayToGo is streamlined and easy to use.

Internal market research has shown what the consumer wants, and PayToGo has it! There are five primary target markets, three of which will be discussed below, starting with the businessman and consumer who just wants to get phone calls no matter where: In the office, in a car, in a plane, playing golf, wherever. If the customer is on earth, PayToGo will find him/her. Then there's the Soccer/Sports Mom, totally mobile and often just as totally unreachable-except with our toll-free, PayToGo. And the military market, for both professional and personal use, is inviting. They demand mobile, reliable, and confidential communications--PayToGo is ready and able to enlist.

There is one striking difference between PayToGo and competing technologies: The competition has not integrated all means of communication. Some offer voice mail and follow me technology, others offer this, and other features, on a piece meal basis, not totally integrated. PayToGo is the only totally integrated voice, fax, data, and email system payment services, Gift cards and eSim with virtual numbers on the market.

The PayToGo hardware platform is a state-of-the-art digital industry standard, and its design provides unique redundancy and flexibility. The PayToGo system places the user on an electronic highway of digital call processing, operating on a Novell Local Area Network (LAN), integrating computer and telephone information into computer telephony technology. The LAN is connected to the Public Switch Network with the capability of using the ISDN/DSL/Fiber Optic features and the Data provided by the long-distance carriers.

PayToGo users have a personal communications exchange as a zero-blocking private global network providing voice, fax, payment services and data transfer between themselves and any other PayToGo or non-PayToGo user. PayToGo overlays and utilizes the Public Switched Telephone Network (PSTN) or the Public Switched Data Network, providing access to anyone with a PayToGo number. The network routes all incoming and outgoing requests and data to a central hub for distribution to external routers, the Internet if needed, or delivers the request directly to local destinations.

The PayToGo switching center provides the telephonic connection to the PSTN or Cellular Mobile Networks which the network utilizes as its gateway. The PayToGo system utilizes a Novell Netware Global Messaging Service which operates on Novell Netware file servers, and AWS Amazon servers, providing a standardized platform and format for global message distribution to other Novell Netware servers, compatible applications and Internet addresses. Thus, access to the PayToGo system is virtually unlimited. All communications within the network are encrypted, either with public/private key algorithms or with the proprietary PayToGo rotational encryption algorithms.

PayToGo features can be summarized in the following categories. A comprehensive feature set is available upon request by potential investors.

•	Call forwarding.
•	Selective call screening.
•	Automatic callback.
•	Wake-up services.
•	Conference calling.
•	Call waiting.
•	Call conferencing (integrating call waiting and conferencing).
•	Voice messaging.
•	Paging.
•	Real time billing/accounting.

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•	Information on demand.
•	Number referral.
•	Fax store and forward.
•	Email.
•	Payment services
•	Cellular IMTU (worldwide mobile Top Up) and Gift Card and Voucher
•	Cloud PBX services
•	IoT – Wi Fi Billing Platform
•	ESim Data service and Inbound and Outbound SMS and voice termination

Easy to download – Point of Sale or GPRS 28.5% of those living in the United States are underbanked, with $1.7 trillion purchasing power. Over 25% of the United States adult population are underbanked or unbanked.

Using a cellular data ship, this type of machine does not require a fixed telephone line and has no transaction costs.

There is also an option to connect to the internet from the point of sale, which guarantees greater speed in transactions.

Customers demand the convenience of one trusted app to fill all their financial needs.  PAYTOGO Digital Wallet is knowing that you can be more practical.

More than a Payments App.

Cashback on all online purchases – get paid for all your purchases through the app or with our prepaid card.

Access to our machine – use our machine to receive funds from your customers and gain more benefits.

Cashback at all partner stores – through the app or with our card, receive money for purchases in our accredited stores through the app.

Access to our prepaid card – use our card at partner stores and receive cashback without even having to open our app.

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PayToGo Application

PayToGo Application offers

1.       Withdrawals         2.   Deposits          3.   Transfers         4.   All PayToGo marketplace services

eSimtoGo – eSim

Compatible with all cell phones – with standard, micro, nano and eSim sizes, PayToGoSim comes ready to use on any cell phone.

Fast Connection around the world – with PayToGoSim’s 4g connection in more than 170 countries around the world, we have the right tools to never disappoint.

Calls and messages – messaging and incoming calls are completely free.

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Employees and Consultants

Other than our CEO, President and Directors we do not have any other employees.

The Company works with legal counsel, an accounting firm and an auditing firm on an as needed basis. We intend to add additional staff as we grow. Any such additions will be made at the discretion of management and to meet the Company's then current needs, all subject to having available resources to attract and retain such staff.

Marketing Strategy

The company will market its products to customer segments that require the basic mobile telecommunication services (such as voice messaging, fax, and email) in a single solution. Other features will be specific to each customer segment. The company will spend substantial marketing efforts in determining which set of features are the most attractive to each customer segment. Offering customized quality product to each customer segment at a competitive price level will be one of the marketing goals of PayToGo.

DESCRIPTION OF PROPERTY

The Company’s mailing address is 701SE 6th Avenue, Suite 203, Delray Beach, Florida 33483.  The Company entered into a sublease with Infuse Life LLC at this address.  The term with the tenant is for one year, beginning January 1, 2024, until January 1, 2025. We will seek to extend the lease with the owner of the building with the one-year term expires.  The Company will pay a fee of $10,500 per quarter, with a total sublease payment of $31,500 for the year.

The Company shares office space at 209 W 29th Street, Suite 6241, New York, New York, and pays $1,200 per year for the space they utilize.  The Company does not have a formal lease agreement at this address.

Additionally, the Company shares office space at Wells Fargo Plaza, 333 South East 2nd Avenue Suite 2000, Miami, Florida 33131 free of charge.

Additional space is expected to be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We are currently listed on the Pink tier of the OTC Market under the symbol ATMH.

We currently have 47,844,412 shares of common stock issued and outstanding, and 2,500,000 shares of Series A Preferred Stock issued and outstanding.

Our officers and members of the board of directors, continue to run our Company.  Legal, accounting, and auditing professionals have been paid through funding received from third parties.

We currently have outstanding loans in the form of promissory notes, in the amount of $223,288 held by World International Services, LLC, of which the controlling person is the Company’s CFO, Massimo Travagli,

We have never paid out cash dividends related to its common stock and do not believe that we will pay dividends in the foreseeable future.

We have issued no warrants, and no options.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2023, AND 2022, AND THE NOTES TO THOSE AUDITED FINANCIAL STATEMENTS AS WELL AS THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2024, AND 2023, AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOVLE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN “RISK FACTORS” AND ELSWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE BASED UPON OUR AUDITED FINANCIAL STATEMENTS, WHICH HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("GAAP").

Results of Operations

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended December 31, 2023 and 2022 and our unaudited interim financial statements for the six months ended June 30, 2024 and 2023, which are included herein.

Our results of operations for the six months ended June 30, 2024 and 2023 are summarized below:

	Six Months Ended
	June 30,
	2024	2023	Change	%
Revenue	$11,453,709	$2,562,844	$8,890,865	347%
Cost of revenue	11,395,937	3,355,777	8,040,160	240%
Gross Profit	57,772	(792,933)	850,705	(107%)
Operating expense	137,279	140,744	(3,465)	(2%)
Net loss from operations	(79,507)	(933,677)	854,170	(91%)
Net loss	$(79,507)	$(933,677)	$854,170	(91%)

Revenue

During the six months ended June 30, 2024, revenue increased 347% to $8.9 million from $2.6 million. The increase in revenue was primarily attributable to the successful launch of several new service offerings and expansions into new markets. Additionally, establishing partnerships with more telecom carriers significantly boosted our sales volumes in both Voice Termination and SMS Termination services.

Cost of Revenue

During the six months ended June 30, 2024, cost of revenue increased 240% to $11.4 million from $3.4 million. The increase in cost of revenue is directly related to the increased revenue.  Our cost of revenue related to network usage, carrier payments, and service delivery have contributed significantly to this increase.

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Operating Expenses

Operating expenses consist of following:

	Six Months Ended
	June 30,
	2024	2023	Change	%
Professional fees	$40,355	$22,500	$17,855	79%
Management and consulting fees	62,101	97,511	(35,410)	(36%)
General and administrative expenses	34,823	20,733	14,090	68%
Operating expenses	$137,279	$140,744	$(3,465)	(2%)

During the six months ended June 30, 2024, the operating expenses decreased $3,000 compared with six months ended June 30, 2023. The decrease in operating expenses is primarily due to a decrease in management and consulting fees offset by increases in professional and general and administrative expenses.

The increase in professional fees is due to engaging more consultants to support business operations and growth strategies. General and administrative expenses increased $17,000, and the Company had a reduce in management and consulting fees of $35,000.

Our results of operations for the years ended December 31, 2023 and 2022 are summarized below:

	Year ended
	December 31,
	2023	2022	Change	%
Revenue	$5,394,354	$1,548,516	$3,845,838	248%
Cost of revenue	4,563,573	1,358,132	3,205,441	236%
Gross Profit	830,781	190,384	640,397	336%
Operating expenses	304,681	276,221	28,460	10%
Net income (loss) from operations	526,100	(85,837)	611,937	(713%)
Other Income (Expense)	(818,861)	(648,000)	(170,861)	26%
Net loss	$(292,761)	$(733,837)	$441,076	(60%)

Revenue

During the year ended December 31, 2023, revenue increased 248% to $5.4 million from $1.6 million. The increase in revenue was primarily attributable to the successful launch of several new service offerings and expansions into new markets. Additionally, establishing partnerships with more telecom carriers significantly boosted our sales volumes in both Voice Termination and SMS Termination services.

Cost of Revenue

During the year ended December 31, 2023, cost of revenue increased 236% to $4.6 million from $1.4 million. The increase in cost of revenue is directly related to the increased revenue.  Our cost of revenue related to network usage, carrier payments, and service delivery have contributed significantly to this increase.

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Operating Expenses

Operating expenses consist of following:

	Year ended
	December 31,
	2023	2022	Change	%
Professional fees	$68,500	$24,065	$44,435	185%
Management and consulting fees	187,561	206,717	(19,156)	(9%)
General and administrative expenses	48,620	45,439	3,181	7%
Operating expenses	$304,681	$276,221	$28,460	10%

During the year ended December 31, 2023, the operating expenses increased $28,000 compared with year ended December 31, 2022. The increase in operating expenses is primarily due to an increase in professional fees due to engaging more consultants to support business operations and growth strategies. General and administrative expenses increased $3,200, and the Company had a reduce in management and consulting fees of $19,000.

Other Expense

During the years ended December 31, 2023 and 2022, the other expense consists of loss on settlement of debt of $819,000 and $65,000, impairment - intangible assets of $0 and $648,000, respectively.

Statement of Cash Flows

The following table summarizes our cash flows for the period presented:

	Six Months Ended
	June 30,
	2024	2023	Change	%
Cash used in operating activities	$(47,704)	$(35,825)	$(11,879)	33%
Cash used in investing activities	$-	$-	$-	-
Cash provided by financing activities	$60,954	$35,450	$25,504	72%
Net change in cash	$14,531	$1,408	$13,123	932%

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities.

For the six months ended June 30, 2024, net cash flows used in operating activities consisted of a net loss of $80,000, reduced by stock-based compensation of $45,000 and increased by net changes in operating assets and liabilities of $13,000.

For the six months ended June 30, 2023, net cash flows used in operating activities consisted of a net loss of $934,000 and reduced by net changes in operating assets and liabilities of $898,000.

Cash Flows from Investing Activities

During the six months ended June 30, 2024 and 2023, the Company did not use cash flows in investing activities.

Cash Flows from Financing Activities

For the six months ended June 30, 2024, financing cash flows consisted of $78,000 received from note payable - related party, and $17,000 repayment of note payable - related party.

For the six months ended June 30, 2023, financing cash flows consisted of $49,000 received from note payable - related party and $171,000 repayment of note payable - related party.

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	Year Ended
	December 31,
	2023	2022	Change	%
Cash used in operating activities	$(74,818)	$(55,496)	$(19,322)	35%
Cash used in investing activities	$-	$-	$-	-
Cash provided by financing activities	$74,316	$57,279	$17,037	30%
Net change in cash	$(502)	$1,783	$(2,285)	(128%)

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities.

For the year ended December 31, 2023, net cash flows used in operating activities consisted of a net loss of $293,000, reduced by stock-based compensation of $38,000, and reduced by net changes in operating assets and liabilities of $180,000.

For the year ended December 31, 2022, net cash flows used in operating activities consisted of a net loss of $799,000, reduced by stock-based compensation of $275,000, impairment loss of $648,000 and increased by net changes in operating assets and liabilities of $180,000.

Cash Flows from Investing Activities

During the years ended December 31,2023 and 2022, the Company did not use cash flows in investing activities.

Cash Flows from Financing Activities

For the year ended December 31, 2023 financing cash flows consisted of $110,000 received from note payable - related party, and $35,000 repayment of note payable - related party.

Plan of Operation:

We are a United States based company offering cutting edge 21st Century enhanced Fintech and IT services.  To date we have generated modest revenues from operations, and while we have various contracts in place for future development, there is no assurance of future revenues.

Liquidity and Capital Resources

The Company has been in the start-up phase and has generated modest revenues from its operations, and while we have various contracts in place, there is no assurance of future revenues.  As at June 30, 2024, the Company had cash on hand of $14,531 and $1,281 as of December 31, 2023.  The Company had an accumulated deficit of $7,398,267 as of June 30, 2024 and $119,831 as of December 31, 2023.  The Company’s CFO has been funding our operations, which has been sufficient to meet our current operational needs to date, however, we do not have on hand sufficient funds to fully implement our planned business operations We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We plan to raise the additional proceeds required of $1,500,000 through sales of equity under this Offering.  The issuance of additional securities may result in significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

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Working capital

	June 30,	December 31,
	2024	2023	Change	%
Cash	$14,531	$1,281	$13,250	1,034%

Current assets	$14,531	$18,081	$(3,550)	(20%)
Current liabilities	34,050	64,047	(29,997)	(47%)
Working capital deficiency	$(19,519)	$(45,966)	$26,447	(58%)

The decrease in working capital deficiency during the six months ended June 30, 2024, was primarily the result of a reduction in accounts payable and accrued liabilities and an increase in cash offset by a reduction in accounts receivable and prepaid expense.

As of June 30, 2024 and December 31, 2023, the current assets consisted of cash of $15,000 and $1,300, accounts receivable of $0 and $14,000, and prepaid expenses of $0 and $3,000, respectively.

As of June 30, 2024 and December 31, 2023, the current liabilities consisted of accounts payable and accrued liabilities of $34,000 and $64,000, respectively.

Going Concern

The audited consolidated financial statements and interim unaudited condensed consolidated financial statements herein have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of June 30, 2024, the Company had a working capital deficit of $19,519 with approximately $14,531 of cash on hand and an accumulated deficit of $7,503,567. The continuation of the Company as a going concern is dependent upon the ability to raise additional equity and/or debt financing and the attainment of profitable operations from the Company's future business. If the Company is unable to obtain adequate capital as needed, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Off Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Critical Accounting Policies

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the Notes to our Financial Statements.

Research and Development Costs

We charge research and development costs to operations as incurred in accordance with ASC 730-Research and Development, except in those cases in which such costs are reimbursable under customer funded contracts. These amounts are not reflected in the reported research and development expenses in each of the respective periods but are included in net sales with the related costs included in cost of sales in each of the respective periods.

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Stock-Based Compensation

We account for stock-based transactions in which the Company receives services from employees, directors or others in exchange for equity instruments based on the fair value of the award at the grant date in accordance with ASC 718 – Compensation-Stock Compensation. Stock-based compensation cost for stock options or warrants is estimated at the grant date based on each instrument’s fair value as calculated by the Black-Scholes option pricing model. We recognize stock-based compensation cost as expense ratably on a straight-line basis over the requisite service period for the award.

Stock Settled Debt

To date we have issued 875,186 shares of common stock to Mr. Massimo Meneghello, CEO, and 1,750,369 shares of common stock to Mr. Massimo Travagli, CFO, in lieu of cash, for salary pursuant to their respective employment agreements entered into in June of 2023.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 to simplify the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The update also provides for expanded disclosure requirements to increase transparency. For SEC filers, excluding smaller reporting companies, this update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, this Update is effective for fiscal years beginning after December 15, 2023, including interim periods therein.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Greengrowth CPA’s of California, at 10250 Constellation Blvd., Los Angeles, CA 90067, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management. The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained. No assurance can be given that each executive will remain with us. All of our officers and directors will hold office until their resignation or removal.

The following table sets forth the names and ages of our current directors and executive officers as well as the principal offices and positions held by each person. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Mr. Meneghello and Mr. Travagli, we have no promoters as Rule 405 of Regulation S-K defines that term.

NAME	AGE	POSITION
Massimo Meneghello	65	President, Chief Executive Officer, Director
Massimo Travagli	62	Chief Financial Officer, Secretary, Treasurer, Director

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EXECUTIVE SUMMARIES

Massimo Meneghello, Chief Executive Officer

Born in Verona, Italy, Mr. Meneghello graduated from the University of Bologna, in 1983 with a degree in International Corporate and Administrative Law. In November of 1983, founded, and was the president of International Telecom s.r.l. until 1995.  In 1996, he founded, and was the president of, Web Opportunity s.r.l., one of the first Italian providers of internet services. From 2007 to the present, he has been a co-partner of a group of companies providing internet and telecommunications services in Europe.  On August 12, 2019, Mr. Meneghello was appointed president and chief executive officer of All things Mobile Analytic.

Massimo Travagli, Chief Financial Officer

Founder and Director of World International Services LLC, since 2009, Mr. Travagli has held Director and financial control and reporting positions in the Telecom industry for over 30 years. From 1994 through 2005, he was the Director for Universal Telecommunication Telecom Services (Nevada) in 1996, and Universal C. srl (San Marino), in 1998; and Vox Online Services (Brazil) in 2004. Mr. Travagli was appointed chief financial officer of All things Mobile Analytic on January 1, 2020.

During the past ten years, except as noted above, the officers and directors of the Company have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our CEO (Massimo Meneghello) December 31, 2022, to December 31, 2023, and to our CFO (Massimo Travagli), December 31, 2022, and December 31, 2023. Neither Mr. Meneghello, Mr. Travagli, nor any other person received compensation from us for the fiscal period year-end December 31, 2022, and the fiscal period year-end December 31, 2023, in excess of $100,000. Beginning June 1, 2023, Mr. Meneghello’s employment agreement provides for salary payment of $2,500 per month, and Mr. Travagli’s employment agreement provides for salary payments of $5,000 per month. However, said salaries are currently being paid with the issuance of shares until such time that the Company is in a position, as determined in the Board of Director’s sole discretion, to begin making any such cash payments.

Name and Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred ($)	All other Compensation ($)	Total ($)
Massimo Meneghello CEO, President	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Massimo Travagli CFO, Treasurer, Secretary	2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Massimo Meneghello CEO, President	2023	$15,000	-0-	250,904	-0-	-0-	-0-	-0-	$15,000
Massimo Travagli CFO, Treasurer, Secretary	2023	$30,000	-0-	501,808	-0-	-0-	-0-	-0-	$30,000

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Notes to Summary Compensation Table:

On August 12, 2019, Mr. Massimo Meneghello was appointed to the Board of Directors of the Company and as President, and Chief Executive Officer of the Company.

On January 9, 2020, Mr. Massimo Travagli was appointed to the Board of Directors of the Company and as Secretary and Treasurer of the Company.

On June 1, 2023, Mr. Meneghello and Mr. Travagli entered into employment agreements wherein Mr. Meneghello is to receive $2,500 per month for his services, and Mr. Travagli is to receive $5,000 per month.  Both Mr. Meneghello and Mr. Travagli shall be paid the monthly salary by way of the quarterly issuance of unregistered restricted shares of common stock of ATMH (the “Shares”), and valued at a 30% discount to the market price of the Shares based on the Market price on the OTCQB Market, on the last day of each quarter, until the Company, at its sole discretion is in a position to pay the Employee in cash.

Director Compensation

Currently, there is no compensation in any form including payments of cash or in equity paid for services rendered as Directors. Additionally, no award of salary or equity has been accrued as payable for any director for any current or prior service.  At this time no other plan for compensation has been developed for either salary or equity compensation. It is contemplated that the registrant would develop and approve a plan as soon as it has adequate resources to do so.  Any future plans would be commensurate with the service provided and not exceed any industry standard for the size and performance of comparable companies in the same industry.

Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

There is no compensation disclosed on the Director Compensation Table below as the Directors of the Company received no compensation as Directors; instead, any compensation received is shown in the Executive Compensation Summary Table above for those Officers who happen also to be Directors of ours.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Massimo Meneghello Director	0	0	0	0	0	0	0
Massimo Travagli Director	0	0	0	0	0	0	0

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Code of Ethics

We have not adopted a Code of Ethics and plan to do so in the future.

Family Relationships

There are no family relationships between any director or executive officer.

Director Independence

Our board of directors is currently composed of two members neither of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Investor Relations team. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. All communications addressed to our Director and Executive Officers will be reviewed by the appropriate Officer unless the communication is clearly frivolous.

Board Committees

We do not have an audit committee or any other board committees including a nominating, compensation, or executive committee. We currently have limited operating revenues. Presently, we have two directors. If we are able to grow our business and increase our operations in the future, then we will likely seek out and retain additional independent directors with additional financial expertise and expect to form compensation, and other applicable committees. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. Our directors perform all functions that would otherwise be performed by committees.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a audit committee, a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

Long-Term Incentive Plans

We do not have a Long-Term Incentive Plan that involves ongoing Restricted Stock and Stock Option grants of which are performance based. We have not issued any Stock Option grants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE MANAGEMENT

The following table sets forth certain information at October 31, 2024, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of October 31, 2024, we had 2,625,555 shares of Common Stock; and 2,500,000 shares of Series A Preferred Stock issued and outstanding to our Directors and Executive Officers as a group.

Name and address of beneficial owner	Common Stock	Series A Preferred Stock (2)	Beneficial Ownership as Converted	Percentage of Class of Stock (1)
Massimo Meneghello	875,186			2.5% Common
Massimo Travagli	1,750,369	2,500,000	2,500,000 Series A Preferred Stock with voting power of 500 vote per share	4.93. % Common 100% Series A Preferred
Jeremy Travagli	2,500,000			7.1% Common
Sebastiano M Galantucci	2,865,000			8.1% Common
Luca Marcello Milani(3)	6,558,809			18.5% Common
Total	14,549,364	2,500,000	2,500,000	49.63% Common 100% Series Preferred A

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) The Series A Preferred Stock has a number of rights, privileges and preferences in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by us with the Nevada Secretary of State, including the following:

•	Voting Rights: The Series A Preferred Stock have 500 votes for each Series A Preferred Stock held of record.

•	Adverse Effects: The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of A Preferred Stock without the written consent of the holder(s) of the Series A Preferred Stock.

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•	Conversion: The shares of Series A Preferred Stock shall convert into common shares at the rate of 1 new shares for every one share of Series A Preferred Stock owned. The holder of the Series A Preferred Stock can convert the shares into common shares at any time.

•	Dividends: Upon approval of the Board of Directors, the corporation may elect to pay an annual dividend. The annual percentage of such dividend will be established by the Board of Directors upon performance of the Corporation. If elected to pay such dividends, the Board of Directors may elect to make such dividends payable in the form of shares of common stock rather than a cash dividend.

•	Liquidation Rights. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock, ranking junior to the Series A Preferred Stock. the holders of the Series A Preferred Stock shall be entitled to receive in cash, out of the assets of the Corporation, whether from capital, or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, the sum of $0.001 per share.

•	Redemption. The Corporation may, by providing a five-day notice to the shareholder of the Series A Preferred Shares redeem such Series A Preferred Shares at a redemption price of S0.001 (the "Notice of Redemption"). In the event of receipt of the Notice of Redemption by the holder of the Series A Preferred Shares, the holder shall have five business days from date of receipt to convert into shares of common stock.

(3) Luca Marcello Milani received shares pursuant to an Agreement with Mival MConnect SA. The Agreement was cancelled and Luca Milani has not returned his shares.  Although Mr. Milani agreed to return the shares to ATMH, he has not yet presented the shares to be cancelled.

We are not aware of any arrangements that could result in a change of control. Mr. Massimo Travagli is currently the controlling shareholder of the Company and will remain the controlling shareholder of the Company as long as he does not convert his Series A Preferred Shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the year ended December 31, 2023 and 2022:

During the year ended December 31, 2023, and 2022, Mr. Massimo Travagli, our CFO and a director, and World International Services LLC (“WIS”), a company controlled by Mr. Travagli, provided funding for operations in the amount of $109,749 and $78,222 respectively. Mr. Travagli provides consulting and management services to the Company and is a shareholder, officer and/or director of various companies with which the Company is currently finalizing acquisitions. Mr. Travagli is currently the majority shareholder of the Company as a result of his ownership of 2,500,000 shares of Series A Preferred Stock.

During the years ended December 31, 2023 and 2022, the Company issued a note payable to World International Services, with an amount owing of $162,334 and $88,018, respectively. The note is unsecured, without interest and is due December 2026.

During the years ended December 31, 2023, and 2022, the Company paid management fee of $187,561 and $44,017, respectively.

For the six months ended June 30, 2024:

During the six months ended June 30, 2024, Mr. Massimo Travagli, our CFO and a director and WIS provided funding for operations in the amount of $78,412 and the Company repaid $17,458, respectively. Mr. Travagli provides consulting and management services to the Company and is a shareholder, officer and/or director of various companies with which the Company is currently finalizing acquisitions.

During the six months ended June 30, 2024, the Company paid management fee of $62,101.

As of June 30, 2024, Mr. Travagli and WIS were owed a total of $223,228. which is reflected on the balance sheets as “Note payable-related party”.

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Securities Purchase Agreement –

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);

(B) any nominee for election as one of our directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

RECENT SALES/ISSUANCE OF UNREGISTERED SECURITIES.

Between January 1, 2022, and December 31, 2023, and through October 31, 2024, we have issued the following securities.

•	On June 10, 2022, the Company issued 1,000,000 shares of common stock for $100,000 to an individual.

•

On June 10, 2022, the Company entered into a Consulting Agreement with Sebastiano Galantucci, wherein, he provided consulting services to the Company for the term agreed upon  in exchange for 1,950,000 shares of the Company’s common stock, valued at $157,950.

•	June 10, 2022, the Company issued, 1,000,000 and 1,500,000 shares of common stock to of Vox On Line Servicios De Comunicadoes Ltda (VOX) (d/b/a PayToGO), Nextchampions Holding Ltd. to acquire intangible asset, respectively.

•	On June 10, 2022, the Company issued 5,500,000 shares of common stock to acquire SpeedTelecom 1, LLC, of which the control person of SpeedTelecom is the son of the Company’s Chief Financial Officer.

•	On August 10, 2022, the Company issued 23,126,850 shares of common stock to acquire Mival Connect SA. The acquisition was not completed yet as of December 31, 2023, and was rescinded on September 26, 2023.

•	On December 9, 2022, the Company issued 940,000 shares of common stock to Sebastiano Galantucci for $94,000 for consulting services rendered.

•	On December 9, 2022, the Company issued 250,000 shares of common stock to Saavy Services Agreement for $25,000 for consulting services rendered.

•	On January 5, 2023, the Company issued 8,347,149 shares of common stock to various individual shareholders for $1,002,493 to acquire Mival Connect SA. The acquisition was not completed yet as of December 31, 2023.

•	On January 5, 2023, the Company issued 750,000 shares of common stock to Raffaele Vassalli for $75,000, and 750,000 shares of common stock to Marco Ferri for $75,000 for cash.

•	During the year ended December 31, 2023, the Company issued 997,071shares of common stock, valued at $37,500 as a monthly salary under employment agreements.

•	On September 11, 2024, the Company issued a total of 642,855 shares of common stock, valued at $22,500 as a monthly salary under employment agreements.

All of the shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering; all of the shares contain a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

On January 16, 2024, the Company's transfer agent cancelled 16,744,180 shares of common shares owned by Simone Valtolina and the number of issued and outstanding shares decreased to 33,815,928.

In September 2024 Mr. Massimo Travagli, out CFO sold 12,400,000 shares of our Company’s common stock to various friends and associates of his consisting of twenty-two individuals and one entity.

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All Things Mobile Analytic Inc.

CONSOLDIATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

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(ADD GG Audit report here at EDGAR)

F-1

All Things Mobile Analytic Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets
Cash	$1,281	$1,783
Accounts receivable	13,750	408,169
Prepaid expenses	3,050	-
Total Current Assets	18,081	409,952

TOTAL ASSETS	$18,081	$409,952

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$64,047	$274,973
Total Current Liabilities	64,047	274,973

Note payable-related party	162,334	88,018
TOTAL LIABILITIES	226,381	362,991

Stockholders' Equity (Deficit)
Preferred stock: 5,000,000 authorized; $0.001 par value 2,500,000 Series A shares issued and outstanding	2,500	2,500
Common stock: 2,000,000,000 authorized; $0.001 par value 50,560,108 and 41,215,888 shares issued, respectively	50,560	41,216
Additional paid-in capital	10,943,193	9,912,544
Treasury Stock at cost - 31,473,999 and 23,126,850 shares, respectively	(3,780,493)	(2,778,000)
Accumulated deficit	(7,424,060)	(7,131,299)
Total Stockholders' Equity (Deficit)	(208,300)	46,961
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$18,081	$409,952

The accompanying notes are an integral part of these consolidated financial statements.

F-2

All Things Mobile Analytic Inc.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2023	2022
Revenue	$5,394,354	$1,548,516
Cost of revenue	4,563,573	1,358,132
Gross profit	830,781	190,384

Operating Expenses
Professional fees	68,500	24,065
Management and consulting fees	187,561	206,717
General and administrative expenses	48,620	45,439
Total operating expenses	304,681	276,221

Net income (loss) from operations	526,100	(85,837)

Other Expense
Impairment - intangible assets	-	(648,000)
Loss on settlement of Debt	(818,861)	(64,725)
Total other expense	(818,861)	(712,725)

Net loss before taxes	(292,761)	(798,562)
Income tax benefit	-	-
Net loss	$(292,761)	$(798,562)

Basic and dilutive loss per common share	$(0.02)	$(0.08)

Weighted average number of common shares outstanding	18,257,487	10,491,833

The accompanying notes are an integral part of these consolidated financial statements.

F-3

All Things Mobile Analytic Inc.

Consolidated Statement of Stockholders’ Equity (Deficit)

								Total
	Preferred Stock		Common Stock		Additional			Stockholders'
	Shares	Amount	Number of Shares	Amount	Paid in Capital	Treasury Stock	Accumulated Deficit	Equity (Deficit)

Balance – January 1, 2022	2,500,000	$2,500	4,474,038	$4,474	$5,998,361	$-	$(6,332,737)	$(327,402)

Common stock issued for cash issuance	-	-	2,500,000	2,500	247,500	-	-	250,000
Common stock issued for acquisition of subsidiaries	-	-	28,626,850	28,627	3,194,873	(2,778,000)	-	445,500
Common stock issued for acquisition of asset	-	-	2,500,000	2,500	200,000	-	-	202,500
Common stock issued for service	-	-	3,115,000	3,115	271,810		-	274,925
Net loss	-	-	-	-	-	-	(798,562)	(798,562)

Balance - December 31, 2022	2,500,000	2,500	41,215,888	$41,216	$9,912,544	$(2,778,000)	$(7,131,299)	$46,961

Common stock issued for acquisition of subsidiaries			8,347,149	8,347	994,146	(1,002,493)	-	-
Common stock issued for service	-	-	997,071	997	36,503	-	-	37,500
Net loss	-	-	-	-	-	-	(292,761)	(292,761)

Balance - December 31, 2023	2,500,000	2,500	50,560,108	$50,560	$10,943,194	$(3,780,493)	$(7,424,060)	$(208,300)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

All Things Mobile Analytic Inc.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(292,761)	$(798,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	37,500	274,925
Impairment loss	-	648,000
Changes in operating assets and liabilities:
Accounts receivable	394,419	(408,169)
Prepaid expenses	(3,050)	2,917
Accounts payable and accrued liabilities	(210,926)	225,393
Net cash provided by (used in) operating activities	(74,818)	(55,496)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances payable – related parties	109,749.00	78,222
Repayment to related party	(35,433)	(170,943)
Proceeds for common shares issued	-	150,000
Net cash provided by (used in) financing activities	74,316	57,279

Net change in cash	(502)	1,783
Cash, beginning of period	1,783	-
Cash, end of period	$1,281	$1,783

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash transactions:
Common stock issued for acquisition of subsidiaries	$1,002,492	$2,778,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

All Things Mobile Analytic Inc.

Notes to Financial Statements

December 31, 2023 and 2022

NOTE 1 - NATURE OF OPERATIONS

Description of Business:

All Things Mobile Analytic Inc., previously Toron, Inc. (“the Company” or “ATMA”) was incorporated in Nevada on January 3, 2008 for the purpose of creating a web-based retail business for domain names.

On January 9, 2020, by way of a resolution, a majority of the voting shares and the Board of Directors of the Company voted to effect a reverse split of the shares of common stock of the Company on the basis of 1 new share of common stock for each 200 shares of common stock currently held. Further, the Company changed its name to All Things Mobile Analytic, Inc. in order to more accurately reflect its branding, and future business plans. On August 6, 2020, FINRA finalized the processing of the Company’s application for the name change and reverse split. The impact of the split has been retroactively applied to all share and per share data included herein.

Commencing with a change in management control in 2019, the Company has been focused on acquiring and developing brands that provide disruptive technology for mobile applications for Telecommunications and Fintech services & solutions. To this end, on March 24, 2020, retroactive to October 1, 2019, the Company entered into a cooperation agreement with World International Services (WIS), a New York corporation controlled by one of our officers and directors, and Vox On Line Servicios De Comunicadoes Ltda (VOX) (d/b/a PayToGO), a corporation formed under the laws of Brazil, also controlled by one of our officers and directors, wherein WIS has agreed to pay expenses up to a maximum of $50,000, on behalf of the Company, incurred by VOX, for its development of the software application “PayToGo” that will allow for electronic payment transactions, purchase of gift cards, GSM Top Ups, and sending payment processing. The PayToGo platform is centered around a proprietary Wallet Application (“Wallet”) and will assist consumers and businesses to process payment transactions and manage their payments efficiently. The Company has expended a total of $40,836 on the associated software development to date under its agreement with WIS. VOX launched the PaytoGo app in its local market, Brazil, in February 2021. The application is currently in the final testing phase for subsequent launches in Peru, Argentina, Mexico and the United Kingdom anticipated during this current fiscal year.

While during October 2020 the Company entered into an Acquisition and Exchange of Shares Agreement (the “Agreement”) with Nextchampions Ltd., a corporation incorporated under the laws of the United Kingdom and the parent corporation of VOX, both entities being controlled by an officer and director of the Company, the Agreement did not close, and the parties agreed subsequently to enter into a licensing and usage agreement for the app PayToGo. Under the terms of the new agreement, the ownership of PayToGo is transferred to VOX, and the Company will receive a royalty on all gross revenue generated in the local Brazilian market. Additionally, the Company will have exclusive rights to the app and all revenues derived therefrom in all markets outside Brazil.

In February 2021, Nextchampions, VOX and the Company commenced negotiations on a licensing and usage agreement for the app “PayToGo” upon completion of its development and launch into the Brazilian marketplace. Under the terms of the agreement, the ownership of PayToGo shall be transferred to VOX, and the Company will receive a royalty on all gross revenue generated in the local Brazilian market. Additionally, the Company will have exclusive rights to the app and all revenues derived therefrom in all markets outside Brazil. As of December 31, 2023, the Company has not yet been able to conclude this agreement.

In June 2022, the Company entered into an Acquisition and Exchange of Shares Agreement (the “Agreement”) with SpeedTelecom 1, LLC. The Company desired to acquire 100% equity interest of SpeedTelecom 1, LLC for 5,500,000 shares. The transaction was deemed to be under common control and accounted for retroactively for all periods where common control existed.

F-6

In July 2022, the Company entered into an Acquisition and Exchange of Shares Agreement (the “Agreement”) with Mival Connect SA (“Mival”), a corporation incorporated under the laws of Switzerland. The Company desired to acquire 100% equity interest of Mival for 33,300,000 shares valued at $4,000,000. During the period ended December 31, 2023 and 2022, the Company issued 0 and 31,473,999 shares of common stock, respectively.

It is the intent of management that the Company, through various acquisitions and partnerships, will ultimately undertake operations that will allow it to offer one ubiquitous global platform to securely connect communication providers worldwide.

The Company continued to have limited operations through December 31, 2023, while management worked to conclude pending acquisitions and monetize its first software app with revenue generating operations.

NOTE 2 – GOING CONCERN

The Company has an accumulated deficit of $7,424,060 as of December 31, 2023 and has incurred operating losses to date. The Company expects that while it is restructuring and completing certain identified acquisition targets it will continue to incur operating losses. The Company has been funded to date by current management and expects this funding to continue until such time as initial revenues from currently planned operations commence. There can be no assurance that the Company will continue to receive funding from management or that it will be able to raise sufficient funds from the sale of securities or debt, or that the funding it does receive will be sufficient to pay for its operations. Management’s plans for the continuation of the Company as a going concern include the identification and completion of acquisitions, the financing of the Company’s operations through issuance of its common stock and shareholder advances.  Its continuation as a going concern is dependent upon its ability to, to obtain additional financing as may be required to meet its obligations on a timely basis, to identify, acquire and develop a commercially viable business and ultimately to establish profitable operations.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiary, Speed Telecom 1 LLC.  All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2023 and 2022, the Company did not have any cash equivalents.

Accounts receivable

Accounts receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured, bear no interest and are due upon normally within a year from the date of the sale.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased. No allowance for credit losses were reserved as of December 31, 2023 and 2022.

Intangible Assets

Our intangible assets are subject to amortization and are amortized using the straight-line method over their estimated period of benefit, ranging from 3 to 10 years. We evaluate the recoverability of intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Fair Value of Financial Instruments

The Company applies the provisions of Accounting Standards Codification (“ASC”) 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the convertible note receivable and the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

F-8

The three levels of valuation hierarchy are defined as follows:

Level 1: Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority.

Level 2: Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability.

Level 3: Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

Revenue

The Company recognizes revenue from the sale of products in accordance with ASC 606, “Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company’s contracts with its customers in terms of the services being rendered by through software and web development and providing digital advertisement, book printing sectors, offering telecom services, VoIP systems, SMS Services and AdCharge services. Each order has commercial substance and outlines the terms of the payment as well as the services to be performed to the customer.

Within each contract the Company enters into with a customer, the terms of payment are explicitly stated and contain only a fixed rate amount per minute of service.

In the Company’s service operations, the minutes in which each customer spent are inputted into the (Point-of-Sale (“POS”) system) and the price rate per minute is determined automatically priced at which time the customer agrees in the form of immediate payment or future payment after it invoiced the client for the total amount of the service rendered.

The Company recognizes revenue as each performance obligation is performed as the customer received the services performed and it satisfies the initial contract agreed.

In the Company’s performance of services, revenue is recognized at a point in time, being the time in which the services are rendered to the customer in accordance with the contract.

Share-Based Compensation

The Company accounts for employee stock awards under ASC 718, Compensation – Stock Compensation, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued. Equity grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service.

Basic and Diluted Loss Per Share

The Company computed basic and diluted loss per share amounts pursuant to the ASC 260 “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

F-9

Recent Accounting Pronouncements

The Company on January 1, 2022, adopted the provisions of ASU 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity). The modified retrospective adoption of the new accounting principle did not have a material effect on the Company’s financial statements. The  adoption of this standard did not have any material impact on its financial statements.

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments in this update are effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which require public companies disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment's profit or loss and assets that are currently required annually. The guidance is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The guidance is applied retrospectively to all periods presented in the financial statements, unless it is impracticable. We are currently evaluating the impact this update will have on our consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The guidance is effective for the Company’s fiscal years beginning after February 1, 2025, with early adoption permitted. The Company does not expect the adoption of this standard to have any material impact on its financial statements.

There have been no other recent accounting pronouncements, changes in accounting pronouncements or recently adopted accounting guidance during the year ended December 31, 2023 that are of significance or potential significance to the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023 and 2022, Mr. Massimo Travagli, our CFO and a director, and World International Services LLC (“WIS”), a company controlled by Mr. Travagli, provided funding for operations in the amount of $109,749 and $78,222 respectively. Mr. Travagli provides consulting and management services to the Company and is a shareholder, officer and/or director of various companies with which the Company is currently finalizing acquisitions. Mr. Travagli is currently the majority shareholder of the Company as a result of his ownership of 2,500,000 shares of Series A Preferred Stock.

During the years ended December 31, 2023 and 2022, the Company issued a note payable to World International Services, with an amount owing of $162,334 and $88,018, respectively. The note is unsecured, without interest and is due December 2026.

During the years ended December 31, 2023 and 2022, the Company paid management fee of $187,561 and $44,017, respectively.

NOTE 5 – EQUITY

Preferred Stock:

The Company has authorized 5,000,000 shares of Preferred Stock, par value $0.001, of which 5,000,000 shares are designated as Series A Preferred. Each share of Series A Preferred Stock is entitled to 500 votes per share on any matters voted on by the holders of the Company’s common stock and is convertible into common stock on the basis of one (1) share of common stock for each 1 share of Series A Preferred Stock held. The shares of Series A Preferred Stock are anti-dilutive to reverse splits.

There are 2,500,000 shares of Series A Preferred Stock issued and outstanding, as of December 31, 2023 and December 31, 2022.

Common stock:

On July 13, 2020, the Board of Directors and the majority stockholder of the Company approved an increase in the authorized capital of the Company, whereby the authorized common stock was increased from 1,000,000,000 shares of common stock to 2,000,000,000 shares of common stock.   The amendment has been filed with the State of Nevada on July 13, 2020 to be effective July 15, 2020.

F-10

The Company has authorized 2,000,000,000 shares of Common Stock, $0.001 par value.

Issuance in 2023

•	On January 5, 2023, the Company issued 8,347,149 shares of common stock to various individual shareholders for $1,002,493 to acquire Mival Connect SA. The acquisition was not completed yet as of December 31, 2023.

•	On January 5, 2023, the Company issued 750,000 shares of common stock to Raffaele Vassalli for $75,000, and 750,000 shares of common stock to Marco Ferri for $75,000 for cash.

•	During the year ended December 31, 2023, the Company issued 997,071shares of common stock, valued at $37,500 as a monthly salary under employment agreements.

Issuance in 2022

•	On June 10, 2022, the Company issued 1,000,000 shares of common stock for $100,000.

•	On June 10, 2022, the Company entered into a Consulting Agreement with Sebastiano Galantucci, wherein, he provided consulting services to the Company for a term of in exchange for 1,950,000 shares of the Company’s common stock, valued at $157,950.

•	June 10, 2022, the Company issued, 1,000,000 and 1,500,000 shares of common stock to of Vox On Line Servicios De Comunicadoes Ltda (VOX) (d/b/a PayToGO), Nextchampions Ltd. to acquire intangible asset, respectively.

•	On June 10, 2022, the Company issued 5,500,000 shares of common stock to acquire SpeedTelecom 1, LLC, of which the control person of SpeedTelecom is the son of the Company’s Chief Financial Officer.

•	On August 10, 2022, the Company issued 23,126,850 shares of common stock to acquire Mival Connect SA. The acquisition was not completed yet as of December 31, 2023.

•	On December 9, 2022, the Company issued 940,000 shares of common stock to Sebastiano Galantucci for $94,000 for consulting services rendered.

•	On December 9, 2022, the Company issued 250,000 shares of common stock to Saavy Services Agreement for $25,000 for consulting services rendered.

As of December 31, 2023 and 2022, 50,560,108 and 41,215,888 shares of common stock were issued, respectively.

Treasury stock

During December 2023 and August 2022, the Company issued 31,473,999 and 23,126,850 shares of common stock for the acquisition of Mival, however the Company failed to finalize the closing of this acquisition. As a result, the Company recorded 31,473,999 and 23,126,850 shares of common stock as treasury stock as of December 31, 2023 and 2022, respectively.

F-11

NOTE 6 – INCOME TAX

The reconciliation of income tax expense at the U.S. statutory rate of 21% to the Company’s effective tax rate is as follows:

	December 31,	December 31,
	2023	2022
Net loss for the year	$(292,761)	$(798,562)
Effective Tax rate	21%	21%
Tax Recovery	(61,480)	(167,698)
Less: Valuation Allowance	61,480	167,698
Net deferred asset	$-	$-

Net deferred tax assets consist of the following components as of:

	Year Ended
	December 31,
	2023	2022
Net operating loss carryforward	$308,381	$246,901
Less: Valuation Allowance	(308,381)	(246,901)
Net deferred asset	$-	$-

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, 100% valuation allowance on deferred tax assets was recorded on December 31, 2023. As of December 31, 2023, the Company has approximately $308,000 net operating loss carryforwards available in the U.S. to reduce future taxable income which can be carryforward indefinitely.

NOTE 7 – IMPAIRMENT LOSS

During the year ended December 31, 2022, the Company acquired intangible assets of $202,500 and recognized goodwill of $445,000.

The Company conducted an impairment analysis on acquired intangible assets and goodwill. The Company determined, based on the operating performance of assets during the fiscal year 2022, that the assets are underperforming. The Company impaired intangible assets and goodwill of $648,000.

NOTE 8 – SUBSEQUENT EVENTS

On January 16, 2024, the Company's transfer agent cancelled 16,744,180 shares of common shares owned by Simone Valtolina and the number of issued and outstanding shares decreased to 33,815,928.

On February 12, 2024, an agreement of assignment of accounts receivable was signed Speedtelecom (Assignor), T-Wan SA (Assignee) and Startel International LLC (Assigned Debtor). Speedtelecom1 LLC sell and transfer all right, title and interest in its receivable amounting to $2,358,291 against Startel International LLC to T- Wan SA. All money received by the assignor on and after the effective date from the collection of the receivable, shall be received in trust for the assignee (T-Wan SA) and remitted. As of December 31, 2023, the accounts receivable and accounts payable are reflected and adjusted for these amounts.

In September 2024 a  total of 214,284 shares were issued to Massimo Meneghello and a total of 428,571 shares were issued to Massimo Travagli for settlement of accrued salary.

In September 2024, Mr. Massimo Travagli, our CFO sold 12,400,000 shares of the Company’s common stock to various friends and associates of his consisting of twenty-two individuals and one entity.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

F-12

All Things Mobile Analytic Inc.

CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2024

Unaudited - Prepared by Management

F-13

All Things Mobile Analytic Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current Assets
Cash	$14,531	$1,281
Accounts receivable	-	13,750
Prepaid expenses	-	3,050
Total Current Assets	14,531	18,081

TOTAL ASSETS	$14,531	$18,081

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$34,050	$64,047
Total Current Liabilities	34,050	64,047

Note payable - related party	223,288	162,334
Total Liabilities	257,338	226,381

Stockholders' Deficit
Preferred stock: 5,000,000 authorized; $0.001 par value 2,500,000 Series A shares issued and outstanding	2,500	2,500
Common stock: 2,000,000,000 authorized; $0.001 par value 34,801,557 and 50,560,108 shares issued, respectively	34,802	50,560
Additional paid in capital	8,992,640	10,943,193
Treasury Stock at cost 14,729,189 and 31,473,999 shares, respectively	(1,769,182)	(3,780,493)
Accumulated deficit	(7,503,567)	(7,424,060)
Total Stockholders' Deficit	(242,807)	(208,300)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$14,531	$18,081

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

All Things Mobile Analytic Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$5,820,477	$1,424,764	$11,453,709	$2,562,844
Cost of revenue	5,791,155	1,575,194	11,395,937	3,355,777
Gross profit (loss)	29,322	(150,430)	57,772	(792,933)

Operating Expenses
Professional fees	20,240	17,500	40,355	22,500
Management and consulting fees	24,404	67,288	62,101	97,511
General and administrative expenses	25,239	11,956	34,823	20,733
Total operating expenses	69,883	96,744	137,279	140,744

Net loss from operations	(40,561)	(247,174)	(79,507)	(933,677)

Net loss before taxes	(40,561)	(247,174)	(79,507)	(933,677)
Income tax benefit	-	-	-	-
Net loss	$(40,561)	$(247,174)	$(79,507)	$(933,677)

Basic and dilutive loss per common share	$(0.00)	$(0.01)	$(0.00)	$(0.05)
Weighted average number of common shares outstanding	19,985,089	18,089,038	19,535,599	18,089,038

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

All Things Mobile Analytic Inc.

Consolidated Statement of Stockholders’ Equity

For the Six Months Ended June 30, 2024

(Unaudited)

	Preferred Stock		Common Stock		Additional			Total
	Number of Shares	Amount	Number of Shares	Amount	Paid in Capital	Treasury Stock	Accumulated Deficit	Stockholders' Equity

Balance - December 31, 2023	2,500,000	$2,500	50,560,108	$50,560	$10,943,193	$(3,780,493)	$(7,424,060)	$(208,300)
Cancellation of share issuance for acquisition	-	-	(16,744,180)	(16,744)	(1,994,567)	2,011,311	-	-
Net loss	-	-	-	-	-	-	(38,946)	(38,946)
Balance - March 31, 2024	2,500,000	$2,500	33,815,928	$33,816	$8,948,626	$(1,769,182)	$(7,463,006)	$(247,246)

Common stock issued for subscription receivable	-	-	985,629	986	44,014	-	-	45,000
Net loss	-	-	-	-	-	-	(40,561)	(40,561)
Balance - June 30, 2024	2,500,000	$2,500	34,801,557	$34,802	$8,992,640	$(1,769,182)	$(7,503,567)	$(242,807)

	Preferred Stock		Common Stock		Additional			Total
	Number of Shares	Amount	Number of Shares	Amount	Paid in Capital	Treasury Stock	Accumulated Deficit	Stockholders' Equity

Balance - December 31, 2022	2,500,000	$2,500	41,215,888	$41,216	$9,912,544	$(2,778,000)	$(7,131,299)	$46,961

Common stock issued for acquisition of subsidiaries			8,347,149	8,347	994,146	(1,002,493)	-	-
Net loss	-	-	-	-	-	-	(686,503)	(686,503)
Balance - March 31, 2023	2,500,000	$2,500	49,563,037	$49,563	$10,906,690	$(3,780,493)	$(7,817,802)	$(639,542)

Net loss	-	-	-	-	-	-	(247,174)	(247,174)
Balance - June 30, 2023	2,500,000	$2,500	49,563,037	$49,563	$10,906,690	$(3,780,493)	$(8,064,976)	$(886,716)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-16

All Things Mobile Analytic Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(79,507)	$(933,677)
Adjustments to reconcile loss to net cash used in operating activities:
Stock based compensation	45,000	-
Changes in operating assets and liabilities:
Accounts receivable	13,750	240,169
Prepaid expenses	3,050	(3,050)
Accounts payable and accrued liabilities	(29,997)	660,733
Net cash used in operating activities	(47,704)	(35,825)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable – related party	78,412	48,795
Repayments of note payable – related party	(17,458)	(13,345)
Net cash provided by financing activities	60,954	35,450

Net change in cash	13,250	(375)
Cash, beginning of period	1,281	1,783
Cash, end of period	$14,531	$1,408

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash transactions:
Common stock issued for acquisition of subsidiaries	$-	$1,002,493
Cancellation of stock issued for acquisition of subsidiaries	$2,011,311

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

All Things Mobile Analytic Inc.

Notes to Unaudited Financial Statements

June 30, 2024

NOTE 1 - NATURE OF OPERATIONS

Description of Business:

All Things Mobile Analytic Inc. (“the Company” or “ATMA”) was incorporated in Nevada on January 3, 2008 for the purpose of creating a web-based retail business for domain names.

On January 9, 2020, by way of a resolution, a majority of the voting shares and the Board of Directors of the Company voted to effect a reverse split of the shares of common stock of the Company on the basis of 1 new share of common stock for each 200 shares of common stock currently held. Further, the Company changed its name to All Things Mobile Analytic, Inc. in order to more accurately reflect its branding, and future business plans. On August 6, 2020, FINRA finalized the processing of the Company’s application for the name change and reverse split. The impact of the split has been retroactively applied to all share and per share data included herein.

Commencing with a change in management control in 2019, the Company has been focused on acquiring and developing brands that provide disruptive technology for mobile applications for Telecommunications and Fintech services & solutions. To this end, on March 24, 2020, retroactive to October 1, 2019, the Company entered into a cooperation agreement with World International Services (WIS), a New York corporation controlled by one of our officers and directors, and Vox On Line Servicios De Comunicadoes Ltda (VOX) (d/b/a PayToGO), a corporation formed under the laws of Brazil, also controlled by one of our officers and directors, wherein WIS has agreed to pay expenses up to a maximum of $50,000, on behalf of the Company, incurred by VOX, for its development of the software application “PayToGo” that will allow for electronic payment transactions, purchase of gift cards, GSM Top Ups, and sending payment processing. The PayToGo platform is centered around a proprietary Wallet Application (“Wallet”) and will assist consumers and businesses to process payment transactions and manage their payments efficiently. The Company has expended a total of $40,836 on the associated software development to date under its agreement with WIS. VOX launched the PayToGo app in its local market, Brazil, in February 2021. The application is currently selling and being used by subscribers in South America and in Asia.  We’re in the final testing phase for subsequent launches in Peru, Argentina, Mexico and the United Kingdom.

While during October 2020 the Company entered into an Acquisition and Exchange of Shares Agreement (the “Agreement”) with Nextchampions Ltd., a corporation incorporated under the laws of the United Kingdom and the parent corporation of VOX, both entities being controlled by an officer and director of the Company, the Agreement did not close, and the parties agreed subsequently to enter into a licensing and usage agreement for the app PayToGo. Under the terms of the new agreement, the ownership of PayToGo is transferred to VOX, and the Company will receive a royalty on all gross revenue generated in the local Brazilian market. Additionally, the Company will have exclusive rights to the app and all revenues derived therefrom in all markets outside Brazil.

In February 2021, Nextchampions, VOX and the Company commenced negotiations on a licensing and usage agreement for the app “PayToGo” upon completion of its development and launch into the Brazilian marketplace. Under the terms of the agreement, the ownership of PayToGo shall be transferred to VOX, and the Company will receive a royalty on all gross revenue generated in the local Brazilian market. Additionally, the Company will have exclusive rights to the app and all revenues derived therefrom in all markets outside Brazil.

In June 2022, the Company entered into an Acquisition and Exchange of Shares Agreement (the “Agreement”) with SpeedTelecom 1, LLC. The Company acquired 100% equity interest of SpeedTelecom 1, LLC for 5,500,000 shares. The transaction was deemed to be under common control and accounted for retroactively for all periods where common control existed.

F-18

In July 2022, the Company entered into an Acquisition and Exchange of Shares Agreement (the “Agreement”) with Mival Connect SA (“Mival”), a corporation incorporated under the laws of Switzerland. During the period ended December 31, 2023 and 2022, the Company issued 8,347,149 and 23,126,850 shares of common stock, respectively. The Company failed to acquire Mival, and as a result, the Company recorded all issued shares as treasury stock at December 31, 2023. The Company cancelled 16,744,810 shares in January 2024. As of June 30, 2024, the Company recorded the remaining 14,729,189 and 31,473,999 shares issued in 2024 and 2023 as treasury stock.

Management intends for the Company, through various acquisitions and partnerships, to ultimately establish operations that will enable it to provide a unified global platform for securely connecting communication providers worldwide.

As of June 30, 2024, the Company is no longer operating on a limited basis. Management has successfully concluded pending acquisitions and is now focused on monetizing its first software application, which is actively generating revenue.

NOTE 2 – GOING CONCERN

The Company has an accumulated deficit of $7,503,567 as of June 30, 2024 and has incurred operating losses to date. The Company expects that while it is restructuring and completing certain identified acquisition targets it will continue to incur operating losses. The Company has been funded to date by current management and expects this funding to continue until such time as initial revenues from currently planned operations commence. There can be no assurance that the Company will continue to receive funding from management or that it will be able to raise sufficient funds from the sale of securities or debt, or that the funding it does receive will be sufficient to pay for its operations. Management’s plans for the continuation of the Company as a going concern include the identification and completion of acquisitions, the financing of the Company’s operations through issuance of its common stock and shareholder advances.  Its continuation as a going concern is dependent upon its ability to, to obtain additional financing as may be required to meet its obligations on a timely basis, to identify, acquire and develop a commercially viable business and ultimately to establish profitable operations.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-19

Consolidation Policy

The consolidated financial statements of the Company include the accounts of the Company and its owned subsidiary, Speed Telecom 1 LLC.  All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due). The Company’s accounts receivable balances are unsecured, bear no interest and are due upon normally within a year from the date of the sale.

The allowance for credit losses reflects the Company’s current estimate of credit losses expected to be incurred over the life of the receivables. The Company considers various factors in establishing, monitoring, and adjusting its allowance for credit losses including the aging of receivables and aging trends, customer creditworthiness and specific exposures related to particular customers. The Company also monitors other risk factors and forward-looking information, such as country specific risks and economic factors that may affect a customer’s ability to pay in establishing and adjusting its allowance for credit losses. Accounts receivable balances are written off after all collection efforts have ceased. No allowance for credit losses were reserved as of June 30, 2024 and December 31, 2023.

Fair Value of Financial Instruments

The Company applies the provisions of Accounting Standards Codification (“ASC”) 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the convertible note receivable and the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

Level 1: Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority.

Level 2: Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability.

Level 3: Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-20

Basic and Diluted Loss Per Share

The Company computed basic and diluted loss per share amounts pursuant to the ASC 260 “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures ("ASU 2023-09"), which is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 provide for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for the Company prospectively to all annual periods beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact this update will have on our consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which require public companies disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment's profit or loss and assets that are currently required annually. The guidance is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The guidance is applied retrospectively to all periods presented in the financial statements, unless it is impracticable. We are currently evaluating the impact this update will have on our consolidated financial statements and disclosures.

We have evaluated all other recently issued, but not yet effective, accounting pronouncements and do not believe that these accounting pronouncements will have any material impact on our consolidated financial statements or disclosures upon adoption.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2024, Mr. Massimo Travagli, our CFO and a director, and World International Services LLC (“WIS”), a company controlled by Mr. Travagli, provided funding for operations in the amount of $78,412 and the Company repaid $17,458, respectively. Mr. Travagli provides consulting and management services to the Company and is a shareholder, officer and/or director of various companies with which the Company is currently finalizing acquisitions. Mr. Travagli is currently the majority shareholder of the Company as a result of his ownership of 2,500,000 shares of Series A Preferred Stock.

During the year ended December 31, 2023, the Company issued a note payable to World International Services, with an amount owing $162,334, respectively. The note is unsecured, without interest and is due December 2026.

During the six months ended June 30, 2024, the Company paid management fee of $62,101.

As of June 30, 2024, Mr. Travagli and WIS were owed a total of $223,228. which is reflected on the balance sheets as “Note payable-related party”.

F-21

Employment agreement

On June 1, 2023, the Company entered into employment agreements with Massimo Meneghello, Chief Executive Officer, and with Massimo Travagli, Chief Financial Officer.  Mr. Meneghello will receive $2,500 per month and Mr. Travagli will receive $5,000 per month.

Mr. Meneghello and Mr. Travagli shall be paid the monthly salary by way of the quarterly issuance of unregistered restricted shares of common stock of ATMH (the “Shares”), valued at a 30% discount to the market price of the Shares based on the Market price on the OTCQB Market, on the last day of each quarter, until the Company, at its sole discretion, is in a position to pay the Employee in cash.

As of June 30, 2024 and December 31, 2023, the Company recorded accrued salary of $15,000 and $15,000, respectively.

NOTE 5– COMMON AND PREFERRED STOCK

Preferred Stock:

The Company has authorized 5,000,000 shares of Preferred Stock, par value $0.001, of which 5,000,000 shares are designated as Series A Preferred. Each share of Series A Preferred Stock is entitled to 500 votes per share on any matters voted on by the holders of the Company’s common stock and is convertible into common stock on the basis of one (1) share of common stock for each 1 share of Series A Preferred Stock held. The shares of Series A Preferred Stock are anti-dilutive to reverse splits.

There are 2,500,000 shares of Series A Preferred Stock issued and outstanding, as of June 30, 2024 and December 31, 2023.

Common stock:

The Company has authorized 2,000,000,000 shares of Common Stock, $0.001 par value.

During the six months ended June 30, 2024, 16,744,180 shares recorded as treasury stock was cancelled.

During the six months ended June 30, 2024, the Company issued 985,629 shares for management compensation.

As of June 30, 2024 and December 31, 2023, 34,801,557 and 50,560,108 shares of common stock were issued and outstanding, respectively.

NOTE 6 – SUBSEQUENT EVENTS

Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose except the following,

•	In September 2024, a total of 214,284 shares has been issued to Massimo Meneghello and a total of 428,571 shares has been issued to Massimo Travagli pursuant to employment agreements.

•	In September 2024, Mr. Massimo Travagli, our CFO sold 12,400,000 shares of the Company’s common stock to various friends and associates of his consisting of twenty-two individuals and one entity.

F-22

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Greengrowth CPA’s located at 10250 Constellation Boulevard, Los Angeles, California 90067, phone (800) 674-9050, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report and has presented its report with respect to our audited financial statements.

Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada Revised Statutes for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated hereunder, with respect to the Common Stock offered hereby. Their prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of their Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of their prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

45

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the forecasted expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission*.

Securities and Exchange Commission Registration Fee	$328
Audit Fees and Expenses	$25,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registrar Fees and Expenses	$5,000
Edgar Filing Fees	$7,500
Miscellaneous Expenses	$13,000
Total	$75,828

*Estimates only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Certificate of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Certificate of Incorporation does not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that her or her conduct was lawful or no reasonable cause to believe that her or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Certificate of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. Their right of indemnification under the Certificate is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

46

The Certificate of Incorporation of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Certificate of Incorporation of the Company provides that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

EXHIBITS

The following is a list of exhibits filed as part of their Registration Statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of their Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of their Registration Statement.

3.1	Articles of Incorporation
3.2	Bylaws
3.3	Certificate of Amendment to Articles of Incorporation
3.4	Certificate of Amendment to Articles of Incorporation
3.5	Restated Bylaws
3.6	Certificate of Amendment to Articles of Incorporation
3.7	Certificate of Amendment to Articles of Incorporation
3.8	Certificate of Amendment to Articles of Incorporation
3.9	Certificate of Amendment to Articles of Incorporation
3.10	Certificate of Amendment to Articles of Incorporation
3.11	Certificate of Amendment to Articles of Incorporation
3.12	Certificate of Amendment to Articles of Incorporation
3.13	Certificate of Amendment to Articles of Incorporation
4.3	Certificate of Designation of Preferred Stock
4.4	Certificate of Designation Correction
5.1	Opinion of SD Mitchell & Associates, PLC, re: the legality of the shares being registered
10.1	Employment Agreement between All Things Mobile Analytic Inc. and Massimo Meneghello
10.2	Employment Agreement between All Things Mobile Analytic Inc. and Massimo Travagli
23.1	Auditor Consent
23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5)
99.1	Sample Subscription Agreement
107	Filing Fee Table

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to their Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

47

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.  To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.  To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.   For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to their Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused their Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York on this 8th day of November, 2024.

All Things Mobile Analytic, Inc.

By:	/s/ Massimo Meneghello
Name:	Massimo Meneghello
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Massimo Meneghello	Chief Executive Officer	November 8, 2024
Massimo Meneghello

/s/ Massimo Travagli	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, Treasurer	November 8, 2024
Massimo Travagli

/s/ Massimo Meneghello	Director	November 8, 2024
Massimo Meneghello

/s/ Massimo Travagli	Director	November 8, 2024
Massimo Travagli

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